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                                                                    EXHIBIT 23.3

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 17, 2000 included in AmericasDoctor.com, Inc. Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 26, 2001 and to all references to our Firm included in this registration statement.


                                                         ARTHUR ANDERSEN LLP


Baltimore, Maryland
August 20, 2001